EXHIBIT 7

POWER OF ATTORNEY

Each person whose signature appears below authorizes John McFarlane, Peter Ralph Marriott, Marian Frances Gibney, John William Priestley and Al Chircop, and each of them, as attorneys-in-fact, to sign, pursuant to the requirements of the Securities Act of 1933, any amendment, including post-effective amendments, to the registration on Form F-6 (Registration No. 33-26023), or any related registration statement, regarding the registration of Depositary Shares Evidenced by American Depositary Receipts of Australia and New Zealand Banking Group Limited, on his or her behalf, individually and in each capacity stated below, and to file any such amendment or related registration statement.

Name

    Title

        Date

/s/ Charles Barrington Goode

15 June, 2007

Charles Barrington Goode

Chairman

/s/ John McFarlane

15 June, 2007

John McFarlane

Chief Executive Officer

/s/ Gregory John Clark

June 20, 2007

Gregory John Clark

Director

/s/ Jeremy Kitson Ellis

15 June, 2007

Jeremy Kitson Ellis

Director

/s/ Margaret Anne Jackson

15 June, 2007

Margaret Anne Jackson

Director

/s/ Ian John Macfarlane

20 June, 2007

Ian John Macfarlane

Director

/s/ David Edward Meiklejohn

20 June, 2007

David Edward Meiklejohn

Director

/s/ John Powell Morschel

20 June, 2007

John Powell Morschel

Director

/s/ Peter Ralph Marriott

6 July, 2007

Peter Ralph Marriott

Chief Financial Officer

/s/ Shane Michael Buggle

Group General Manager,

6 July, 2007

Shane Michael Buggle

Finance

/s/ Al Chircop

3 July, 2007

Al Chircop

General Manager, Americas